Exhibit 10.9

MANAGEMENT RIGHTS AGREEMENT

THIS MANAGEMENT RIGHTS AGREEMENT (this “Agreement”) is effective as of June 3, 2005, by and among Odyssey Investment Partners Fund III, L.P., a Delaware limited partnership (“OIP III”), Odyssey Investment Partners, LLC, a Delaware limited liability company (“Odyssey LLC”), Iron Merger Partnership, a Delaware partnership (“Iron Merger”), Neff Corp., a Delaware corporation (“Neff Corp”) and Neff Rental, Inc., a Florida corporation (“Neff Rental”).

RECITALS

WHEREAS, (i) Neff Rental is wholly owned by Neff Corp; (ii) Iron Merger owns approximately 66.1% of the Class A common stock of Neff Corp; and (iii) Iron Merger is wholly owned by OIP III and Odyssey LLC as of the date hereof;

WHEREAS, Iron Merger, Neff Corp and Neff Rental wish to set forth their understanding with regard to the operations, control and management of Neff Corp and Neff Rental; and

WHEREAS, OIP III has requested to be granted, and Iron Merger, Neff Corp and Neff Rental have agreed to grant to OIP III, the right to review the books and records of Neff Corp and Neff Rental and consult with management of Neff Corp and Neff Rental regarding their operations.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.                                       Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

(a)                                  “Beneficial Ownership” means the power, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to (i) vote, or to direct the voting of, a security; and (ii) dispose, or to direct the disposition of, such security.  “Beneficially Owns” shall mean having Beneficial Ownership.

(b)                                 “Neff Corp Board” means the board of directors of Neff Corp.

(c)                                  “Neff Rental Board” means the board of directors of Neff Rental.

(d)                                 “Voting Securities” shall mean with respect to any entity, all debt or equity securities of such entity entitled to vote for the board of directors, board of managers or other similar body elected or appointed to manage the business of such entity.

2.                                       Designation and Election of Directors.

(a)                                  During the term of this Agreement, OIP III shall be entitled to nominate one director to serve as a member of the Neff Corp Board (the “Neff Corp Nominee”) and one director to serve as a member of the Neff Rental Board (the “Neff Rental Nominee”).

(b)                                 OIP III hereby designates William H. Hopkins as the Neff Corp Nominee and as the Neff Rental Nominee.

(c)                                  With respect to the Neff Corp Nominee, Iron Merger agrees to (i) vote (at any regular or special meeting of Neff Corp) or cause its direct and indirect subsidiaries to vote all of the Voting Securities of Neff Corp then Beneficially Owned by it (whether so Beneficially Owned as of the date hereof or hereafter acquired) in favor of, or otherwise to consent to the election or appointment of the Neff Corp Nominee to the Neff Corp Board; and (ii) take all other actions necessary and appropriate (whether by vote or consent or otherwise) to cause the election or appointment of the Neff Corp Nominee to the Neff Corp Board.

(d)                                 With respect to the Neff Rental Nominee, each of Iron Merger and Neff Corp agrees to (i) vote (at any regular or special meeting of Neff Rental) or cause its direct and indirect subsidiaries to vote all of the Voting Securities of Neff Rental then Beneficially Owned by it (whether so Beneficially Owned as of the date hereof or hereafter acquired) in favor of, or otherwise to consent to the election or appointment of the Neff Rental Nominee to the Neff Rental Board; and (ii) take all other actions necessary and appropriate (whether by vote or consent or otherwise) to cause the election or appointment of the Neff Rental Nominee to the Neff Rental Board.

(e)                                  If the Neff Corp Nominee or Neff Rental Nominee shall be unable or unwilling to serve prior to his or her election or appointment to the Neff Corp Board or Neff Rental Board, as applicable, OIP III shall be entitled to nominate a replacement who shall then be the respective Neff Corp Nominee or Neff Rental Nominee for the purposes of this Agreement.  If, following election or appointment to the Neff Corp Board or Neff Rental Board, the Neff Corp Nominee or Neff Rental Nominee shall resign or be removed for cause or be unable to serve by reason of death or disability, OIP III shall, within 30 days of such event, notify the respective Neff Corp Board or Neff Rental Board in writing of a replacement, and all parties hereto shall take such steps as may be necessary to elect or appoint such replacement to the Neff Corp Board or the Neff Rental Board to fill the unexpired term of the respective Neff Corp Nominee or Neff Rental Nominee.

(f)                                    Each party hereto agrees not to take any action without the written consent of OIP III, which consent may be given or withheld in OIP III’s sole discretion, to remove, whether or not for cause, the Neff Corp Nominee from the Neff Corp Board or the Neff Rental Nominee from the Neff Rental Board following his or her election thereto, including, without limitation, by decreasing the size of the Neff Corp Board or the Neff Rental Board such that there are an insufficient number of directors on the Neff Corp Board or the Neff Rental Board to permit OIP III to exercise its rights to nominate the Neff Corp Nominee to the Neff Corp Board or the Neff Rental Nominee to the Neff Rental Board pursuant to this Section 2.

3.                                       Proxy.

With respect to the Neff Corp Nominee and the Neff Rental Nominee, for so long as this Agreement is in effect, if Neff Corp or Iron Merger fails or refuses to vote or cause its subsidiary to vote the Voting Securities as provided in Section 2 hereof, without further action by Neff Corp or Iron Merger, OIP III shall have an irrevocable proxy to vote such Voting Securities in accordance with this Agreement, and each of Neff Corp and Iron Merger hereby grants to OIP III such irrevocable proxy.

4.                                       Information.

(a)                                  Neff Corp and Neff Rental shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of Neff Corp and Neff Rental or their subsidiaries (as the case may be) in accordance with GAAP, to the extent GAAP is applicable.  Neff Corp and Neff Rental shall provide OIP III with reasonable access to the books and records of Neff Corp and Neff Rental and their subsidiaries, including without limitation, financial data (including projections) and operating data covering each of such entities, their businesses, operation and financial performance (the “Books and Records”).  Neff Corp and Neff Rental shall, and shall cause their subsidiaries to, provide OIP III with reasonable access to all Books and Records during regular business hours and allow OIP III to make copies and abstracts thereof.

(b)                                 OIP III shall have the right to consult from time to time with management of Neff Corp and Neff Rental and their subsidiaries at their respective place of business regarding operating and financial matters.

5.                                       Acceptance and Acknowledgment.

Neff Corp and Neff Rental hereby acknowledge and agree to the rights granted to OIP III hereunder.

6.                                       Miscellaneous.

(a)                                  Each party hereto agrees to execute and deliver such documents and take such further actions as may be necessary or desirable to effect the purposes and objectives of this Agreement.

(b)                                 This Agreement may not be amended or modified except by a written instrument signed by each of the parties hereto.  The waiver by any party of such party’s rights under this Agreement in any particular instance or instances, whether intentional or otherwise, shall not be considered as a continuing waiver which would prevent subsequent enforcement of such rights or of any other rights.

(c)                                  This Agreement with respect to Neff Corp shall automatically terminate when OIP III and all of its affiliates collectively no longer Beneficially Own any Voting Securities of Neff Corp and this Agreement with respect to Neff Rental shall automatically terminate when OIP and all of its affiliates collectively no longer Beneficially Own any Voting Securities of Neff Rental.

(d)                                 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by recognized overnight delivery service, return receipt requested, to the following parties at the following addresses or to such other parties and at such other addresses as shall be specified by like notices:

if to OIP III at:

Odyssey Investment Partners, LLC

c/o Odyssey Investment Partners, LLC

21550 Oxnard Street, Suite 570

Woodland Hills, CA 91367

Attn: William F. Hopkins

with a copy to:

Latham & Watkins L.L.P.

885 Third Avenue, Suite 1000

New York, NY 10002

Attn: Robert Kennedy, Esq.

if to Odyssey LLC at:

Odyssey Investment Partners, LLC

21550 Oxnard Street, Suite 570

Woodland Hills, CA 91367

Attn: William F. Hopkins

with a copy to:

Latham & Watkins L.L.P.

885 Third Avenue, Suite 1000

New York, NY 10002

Attn: Robert Kennedy, Esq.

if to Iron Merger, Neff Corp or Neff Rental at their respective registered office.

with a copy to:

Latham & Watkins L.L.P.

885 Third Avenue, Suite 1000

New York, NY 10002

Attn: Robert Kennedy, Esq.

Notice so given shall be deemed to be given and received on the second business day after sending by recognized overnight delivery service, return receipt requested.

(e)                                  The parties acknowledge and agree that the breach of the provisions of this Agreement by any party could not be adequately compensated with monetary damages, and the parties hereto agree, accordingly, that injunctive relief and specific performance shall be appropriate remedies to enforce the provisions of this Agreement and waive any claim or defense that there is an adequate remedy at law for such breach; provided, however, that nothing herein shall limit the remedies herein, legal or equitable, otherwise available and all remedies herein are in addition to any remedies available at law or otherwise.

(f)                                    The aforementioned rights are intended to satisfy the requirement of management rights for purposes of qualifying OIP III’s investment through Iron Merger in Neff Corp as a “venture capital investment” for purposes of the Department of Labor “plan assets” regulation, 29 C.F.R. § 2510.3-101.  In the event the aforementioned rights are not satisfactory for such purposes, the parties will reasonably cooperate in good faith to agree upon mutually satisfactory management rights that will satisfy such regulations.

(g)                                 If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement.  Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

(h)                                 This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their heirs, administrators, executors, successors and assigns.  OIP III may assign its rights and interest in this Agreement to any of its affiliates without need for the consent of any other party hereto, and each of such other parties agrees that it will acknowledge such an assignment upon the request by OIP III.

(i)                                     The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

(j)                                     The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, excluding any laws thereof which would direct application of law of another jurisdiction.

(k)                                  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, with the same effect as if each party had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

(l)                                     When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

[signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

ODYSSEY INVESTMENT PARTNERS FUND, III, L.P.

By: ODYSSEY INVESTMENT PARTNERS, LLC, its manager

By:
Name:
Title:

ODYSSEY INVESTMENT PARTNERS, LLC

By:
Name:
Title:

IRON MERGER PARTNERSHIP

By:	ODYSSEY INVESTMENT PARTNERS FUND III, LP, Partner

By:	ODYSSEY INVESTMENT PARTNERS LLC, its manager

By:
Name:
Title:

By:	ODYSSEY INVESTMENT PARTNERS LLC, its Partner

By:
Name:
Title:

NEFF CORP.

By:
Name:
Title:

NEFF RENTAL, INC.

By:
Name:
Title: